Exhibit 10.9

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is executed on May 8, 2020, in Shanghai, the People’s Republic of China (“China” or the “PRC”) by and between the following Parties:

Party A: Shanghai Soul Technology Co., Ltd. (the “Lender”)

Domicile: Room 2101 (in the name of Room 2301), Yinghua Road No. 868, Pudong New Area, Shanghai

Party B: Lu Zhang, ID Card No.: ************** (the “Borrower”)

The Lender and the Borrower shall be referred to as “each Party” respectively, and the “Parties” collectively.

Whereas:

As of the date hereof, the Borrower holds 83.98% of the equity interest (the “Borrower Equity Interest”) in Shanghai Soulgate Technology Co., Ltd. (the “Borrower Company”); the Borrower Company is a limited liability company registered and established in Shanghai, China, with a registered capital of RMB 10 million.

The Lender intends to provide a loan with the Borrower for the purposes set forth under this Agreement. After friendly consultation, the Parties agree as follows:

1. Loan

1.1

In accordance with the terms and conditions of this Agreement, the Lender agrees to provide a loan with the Borrower in an aggregate amount of RMB 3,610,600 (the “Loan”). The term of the Loan shall be 10 years from the date hereof (the “Term of the Loan”). Unless otherwise mutually written consent of the Parties, the Loan shall be automatically renewed for another 10 years upon each expiration.

1.2	During the term of the Loan or the extended term of the Loan, the Borrower shall immediately repay the Loan in the event that any of the following circumstances occur:

1.2.1	The Borrower’s death, lack, or limitation of civil capacity;

1.2.2	The Borrower ceases (for any reason) to be an employee of or holding any equity interest in the Lender, the Borrower Company or their affiliates;

1.2.3	The Borrower engages in or is involved in criminal activities;

1.2.4

According to applicable PRC laws, the Lender is able to directly hold the equity interests in the Borrower Company, and the Borrower Company can lawfully continue conducting its business, and the Lender decides to exercise the exclusive call option under the Exclusive Call Option Agreement (the “Exclusive Call Option Agreement”) described in this Agreement; or

1.2.5

In addition to the foregoing, at any time during the term of the Loan, the Lender may, in its absolute discretion, determine to accelerate the maturity of the Loan and require the Borrower to repay part or all of the Loan.

1.3

The Lender agrees to remit the Loan to the account designated by the Borrower within 10 days after receiving the Borrower’s written notice of requesting use of the Loan, provided that all the preconditions stipulated in Section 2 hereof have been satisfied. The Borrower shall issue a collection confirmation to the Lender on the day of receipt of the aforesaid amount. The Borrower shall, within 10 days of receiving the Loan, use the Loan to pay up the amount of the newly increased register capital of the Borrower Company that she has subsribed. The Loan provided by the Lender under this Agreement shall inure to the Borrower’s benefit only and not to the Borrower’s successor (s) or assign (s).

1.4

The Borrower agrees to accept the aforementioned Loan provided by the Lender, and hereby agrees and warrants using the Loan to provide the Borrower Company with the funds to develop the business of the Borrower Company. Without the Lender’s prior written consent, the Borrower shall not use the Loan for any purpose other than as set forth herein.

1.5

The Lender and the Borrower hereby agree and confirm that the Borrower’s method of repayment shall be as follows: the Borrower transfers the Borrower Equity Interest in whole to the Lender or the Lender’s designated persons (legal or natural persons) pursuant to the Lender’s exercise of its right to acquire the Borrower Equity Interest in accordance with the Lender’s exercise of its right to acquire the Borrower Equity Interest as set forth in the Exclusive Call Option Agreement (as defined below).

1.6

The Lender and the Borrower hereby agree and acknowledge that any proceeds from the transfer of the Borrower Equity Interest (to the extent permissible) shall be used by the Borrower to repay the Loan to the Lender in accordance with this Agreement and in the manner designated by the Lender.

1.7

The Lender and the Borrower hereby agree and acknowledge that to the extent permitted by the applicable laws, the Lender shall have the right but not the obligation to purchase or designate other persons (legal or natural persons) to purchase the Borrower Equity Interest in part or in whole at any time, at the Equity Interest Purchase Price stipulated in the Exclusive Call Option Agreement.

1.8

The Lender and the Borrower hereby agree and acknowledge that, to secure the repayment of the liabilities under this Agreement, the Borrower agrees to pledge to the Lender all of the equity interests held by the Borrower in the Borrower Company. For the avoidance of doubt, the Parties unanimously confirm that, in addition to the debt hereunder, the principal indebtedness secured by the equity pledge described in this Section shall also include all debts of the Borrower and the Borrower Company to the Lender under the Exclusive Business Cooperation Agreement (as defined below), the Exclusive Call Option Agreement and the Power of Attorney (as defined below).

1.9

When the Borrower transfers the Borrower Equity Interest to the Lender or the Lender’s designated person (s), in the event that the transfer price of such equity interest is equal to or lower than the principal of the Loan under this Agreement, the Loan under this Agreement shall be deemed an interest-free loan. In the event that the transfer price of such equity interest exceeds the principal of the Loan under this Agreement, the excessive part shall be deemed as the interest of the Loan under this Agreement payable by the Borrower to the Lender.

2.    Precedent Conditions

The Lender shall be obligated to provide the Loan to the Borrower in accordance with Section 1.1 until all of the following conditions are satisfied or waived in writing by the Lender.

2.1

The Borrower Company has officially executed an Exclusive Business Cooperation Agreement (the “Exclusive Business Cooperation Agreement”) with the Lender or each person (legal or natural person) designated by the Lender, based on which to the extent permitted by PRC laws, the Lender or each person (legal or natural person) designated by the Lender, as an exclusive service provider shall provide the Borrower Company with technical and business consulting services.

2.2

The Borrower, the Borrower Company, and the Lender or the Lender’s designated person (legal or natural person) have executed an Equity Interest Pledge Agreement (the “Equity Interest Pledge Agreement”), based on which the Borrower agrees to pledge all of the Borrower Equity Interest to the Lender.

2.3

The Borrower, the Lender, and the Borrower Company have officially executed an Exclusive Call Option Agreement (the “Exclusive Call Option Agreement”), the contents of which have been confirmed, and pursuant to which the Borrower shall irrevocably grant an exclusive call option to purchase the entire Borrower Equity Interest to the Lender to the extent permitted by the PRC laws.

2.4

The Borrower and the Lender have executed an irrevocable Power of Attorney (the “Power of Attorney”), pursuant to which the Borrower authorizes the Lender or its designated persons (legal or natural persons) to exercise all of the Borrower’s rights as a shareholder of the Borrower Company.

2.5

The Borrower’s spouse has executed an irrevocable Consent Letter (the “Spousal Consent Letter”), pursuant to which the Borrower’s spouse acknowledges that the equity interests now held and hereafter held by the Borrower in the Borrower Company are the Borrower’s personal property and shall not constitute joint property of the Borrower’s spouse and the Borrower, and the Borrower is entitled to deal with such equity interests independently.

2.6

The foregoing Equity Interest Pledge Agreement, the Power of Attorney, the Exclusive Call Option Agreement, the Exclusive Business Cooperation Agreement and the Spousal Consent Letter have been executed prior to or at the date hereof and are in full force and effect, and no event of default or hindrance event of such contracts or agreements has occurred. All relevant filings, approvals, authorizations, registrations and governmental procedures (if required) have been obtained or completed.

2.7	All the representations and warranties made by the Borrower under Section 3.2 are true, complete, correct and not misleading.

2.8

The Borrower does not violate any of its covenants under Section 4 hereof and no event has occurred or is foreseeable to occur which may affect the Borrower’s performance of its obligations under this Agreement.

3. Representations and Warranties

3.1	Between the date of this Agreement and the date of termination of this Agreement, the Lender hereby makes the following representations and warranties to the Borrower:

3.1.1	The Lender is a corporation duly organized and legally existing in accordance with the PRC laws;

3.1.2

The Lender has the legal right to execute and perform this Agreement. The execution and performance by the Lender of this Agreement is consistent with the Lender’s scope of business and the provisions of the Lender’s Articles of Association and other organizational documents, and the Lender has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement; and

3.1.3	This Agreement upon execution constitutes the Lender’s legal, valid, and binding obligations enforceable in accordance with applicable laws.

3.2	Between the date of this Agreement and the date of termination of this Agreement, the Borrower hereby makes the following representations and warranties:

3.2.1	The Borrower has the legal right to execute and perform this Agreement, and has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

3.2.2	This Agreement upon execution constitutes the Borrower’s legal, valid, and binding obligations enforceable in accordance with applicable laws; and

3.2.3

There are no disputes, litigations, arbitrations, administrative proceedings, or any other legal proceedings relating to the Borrower, nor are there any potential disputes, litigations, arbitrations, administrative proceedings, or any other legal proceedings relating to the Borrower.

4. Borrower’s Covenants

4.1

As and when she becomes, and for so long as she remains a shareholder of the Borrower Company, the Borrower irrevocably covenants that during the term of this Agreement, the Borrower shall cause the Borrower Company:

4.1.1

to strictly comply with each provision of the Exclusive Call Option Agreement and the Exclusive Business Cooperation Agreement, and refrain from any action/omission that may affect the effectiveness and enforceability of the Exclusive Call Option Agreement and the Exclusive Business Cooperation Agreement.

4.1.2

at the request of the Lender (or a party designated by the Lender), to execute the contracts/agreements on business cooperation with the Lender (or a party designated by the Lender), and to strictly abide by such contracts/agreements;

4.1.3	to provide the Lender with all of the information on the Borrower Company’s business operations and financial condition at the Lender’s request;

4.1.4	to immediately notify the Lender of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to the Borrower Company’s assets, business, or income;

4.1.5	at the request of the Lender, to appoint any persons designated by the Lender as the directors, supervisors and senior management members of the Borrower Company.

4.2	Borrower covenants that during the term of this Agreement, she shall:

4.2.1	endeavor to keep the Borrower Company engaged in its existing business;

4.2.2

strictly abide by the provisions of this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement, perform her obligations under this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement, and refrain from any action/omission that may affect the effectiveness and enforceability of this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement;

4.2.3

not sell, transfer, mortgage or dispose of in any other manner the legal or beneficial interest in the Borrower Equity Interest, or allow the encumbrance thereon of any other interest subject to the restriction of any third party, except in accordance with the Equity Interest Pledge Agreement;

4.2.4

cause any shareholders’ meeting and/or the board of directors of the Borrower Company to not approve the sale, transfer, mortgage, or disposal in any other manner of any legal or beneficial interest in the Borrower Equity Interest, or allow the encumbrance thereon of any other interest subject to the restriction of any third party without the prior written consent of the Lender, except to the Lender or the Lender’s designated person (legal or natural persons);

4.2.5

cause any shareholders’ meeting and/or the board of directors of the Borrower Company to not approve the merger or consolidation of the Borrower Company with any person, or its acquisition of or investment in any person, without the prior written consent of the Lender;

4.2.6	immediately notify the Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Borrower Equity Interest;

4.2.7

to the extent necessary to maintain her ownership of the Borrower Equity Interest, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

4.2.8	without the prior written consent of the Lender, refrain from any action/omission that may have a material impact on the assets, business and liabilities of the Borrower Company;

4.2.9	appoint any designee of the Lender as the director, supervisor or senior management member of the Borrower Company, at the request of the Lender;

4.2.10

to the extent permitted by the PRC laws, at the request of the Lender at any time, promptly and unconditionally transfer all of the Borrower Equity Interest to the Lender or the Lender’s designated representative (s) at any time, and cause the other shareholders of the Borrower Company to waive their right of first refusal with respect to the share transfer described in this Section;

4.2.11

to the extent permitted by the PRC laws, at the request of the Lender at any time, cause the other shareholders of the Borrower Company to unconditionally and promptly transfer all of their equity interests owned by such shareholders in the Borrower Company to the Lender or the Lender’s designated representative (s) at any time, and the Borrower hereby waives her right of first refusal with respect to the share transfer described in this Section;

4.2.12

in the event that the Lender purchases the Borrower Equity Interest from the Borrower in accordance with the provisions of the Exclusive Call Option Agreement, use such purchase price obtained thereby to repay the Loan to the Lender; and

4.2.13

without the prior written consent of the Lender, not cause the Borrower Company to supplement, change, or amend its articles of association in any manner, increase or decrease its registered capital or change its share capital structure in any manner.

5. Default Liabilities

5.1

In case all or any part of this Agreement cannot be performed due to the default of this Agreement by any party, the defaulting party shall bear default liabilities and indemnify the other Party for all losses suffered by the other Party (including but not limited to litigation cost and attorney’s fee incurred thereby); in case of any default of this Agreement by both Parties, the Parties shall bear corresponding liabilities in accordance with the actual conditions.

6. Notices

6.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. Each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

6.1.1	Notices given by personal delivery, courier service, registered mail or prepaid postage, shall be deemed effectively given on the date of delivery.

6.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

6.2	For the purpose of notice, the mailing addresses of the Parties are as follows:

Lender:
Address:	**********************
Attn:	Lu Zhang
Phone:	**********************

Borrower:
Address:	**********************
Attn:	Lu Zhang
Phone:	**********************

6.3	Any Party may at any time change its address for notices by having a notice delivered to the other Party in accordance with the terms hereof.

7. Confidentiality

The Parties acknowledge and confirm that any oral or written information exchanged between the Parties in connection with this Agreement shall be regarded as confidential information. Each Party shall maintain confidentiality of all such information, and without obtaining the written consent of the other Party, it shall not disclose any relevant information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is required to be disclosed under applicable laws or provisions; or (c) is required to be disclosed by any Party to its legal or financial advisors regarding the transactions contemplated hereunder, provided that such legal or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for default of this Agreement. This Section shall survive the termination of this Agreement for any reason.

8. Governing Laws and Resolution of Disputes

8.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the PRC laws.

8.2

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event that the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Shanghai, and the language used in arbitration shall be Chinese. The arbitration shall be final and binding on all Parties.

8.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

9. Miscellaneous

9.1

This Agreement shall become effective on the date of execution by the Parties, and shall remain effective until the date of completion by the Parties of all their respective obligations under this Agreement.

9.2	This Agreement shall be written in Chinese in two (2) counterparts, each of which shall have equal legal validity.

9.3

This Agreement may be amended or supplemented through written agreement by and between the Lender and the Borrower. Such written amendment agreement and/or supplementary agreement executed by and between the Lender and the Borrower are an integral part of this Agreement, and shall have the same legal validity as this Agreement.

9.4

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the intention of such effective provisions shall be as close as possible to the intention of those invalid, illegal or unenforceable provisions.

9.5	The attachments (if any) to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

[Signature Page Follows]

(Signature Page of the Loan Agreement)

Lender:
Shanghai Soul Technology Co., Ltd. (Seal)
Legal Reprensentative (signature): /s/ Lu Zhang

Borrower:
Lu Zhang
Signature: /s/ Lu Zhang